UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	October 26, 2009

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File No.)	Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	469-522-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
     On July 17, 2009, Income Opportunity Realty Investors, Inc. (“IOT” or the “Issuer”) and Syntek West, Inc. (“SWI”) terminated the Advisory Agreement dated as of July 1, 2003 between IOT and SWI. SWI had served as IOT’s advisor since July 1, 2003. Also on July 17, 2009, IOT entered into a new Advisory Agreement with Prime Income Asset Management LLC (“Prime”). Prime also serves as a contractual advisor to Transcontinental Realty Investors, Inc. (“TCI”) and American Realty Investors, Inc. (“ARL”) and the principal executive officers of Prime are also the principal executive officers of IOT. The Advisory Agreement dated July 17, 2009 between IOT and Prime contained substantially the same terms as the prior Advisory Agreement with SWI.
     Subsequently, on September 4, 2009, but effective as of July 1, 2009, IOT executed a Reinstatement Instrument among IOT, SWI and Prime pursuant to which the Advisory Agreement dated July 17, 2009, but effective July 1, 2009 between Prime and IOT was terminated ab initio and the Advisory Agreement dated July 1, 2003 between IOT and SWI was reinstated in full in the same manner as if same had never been terminated. Following the original termination, it was disclosed to IOT that the July 1, 2003 SWI Advisory Agreement had been pledged as collateral as an accommodation pledge for certain obligations of another entity and that such termination might cause damage to such other entity. Accordingly, pursuant to the Reinstatement Instrument, the parties agreed to terminate the Prime Advisory Agreement ab initio and to reinstate the SWI Advisory Agreement in the same manner as if there had been no attempted termination thereof. In addition, Prime entered into an arrangement to serve as a “sub-advisor” to IOT through SWI’s Advisory Agreement.
     The judgment indebtedness for which the SWI Advisory Agreement served as collateral, was satisfied on October 26, 2009 which resulted in a release of the pledge of the SWI Advisory Agreement as collateral and therefore then allowed its termination a second time. On October 26, 2009, but effective July 1, 2009, IOT and SWI entered into a Second Termination Agreement which recognized the circumstances and terminated the SWI Advisory Agreement to enable IOT to re-enter into an Advisory Agreement with Prime, rather than have Prime remain as a sub-advisor through SWI.
     On October 26, 2009, but effective as of July 1, 2009 for tax and accounting purposes, IOT and Prime entered into an Advisory Agreement dated October 26, 2009. The terms and conditions of the October 26, 2009 Prime Advisory Agreement contain substantially the same terms as the prior SWI Advisory Agreement. A copy of the Advisory Agreement dated October 26, 2009 between IOT and Prime is attached as an exhibit.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     The following documents are filed herewith as exhibits to this Report:

Exhibit
Designation	Description of Exhibit

10.3	Advisory Agreement dated October 26, 2009 between Income Opportunity Realty Investors, Inc. and Prime Income Asset Management LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: October 30, 2009	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President